UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

MS Structured Asset Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16443, 333-64879	13-4026700
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

1585 Broadway, Second Floor New York, New York Attention: Madhu Philips		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 761-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On December 17, 2008, in response to the voluntary bankruptcy filing of Tribune Company, the Selling Agent approved and conducted an auction for the Underlying Securities in accordance with the terms of the Trust Agreement governing the Units.  The Underlying Securities were sold to the highest bidder from among at least three eligible dealers selected by the Selling Agent.

The total proceeds from the sale of the Underlying Securities (including accrued interest) at a price of 3.05% were $2,433,747.50.  The pro rata allocation of the total liquidation proceeds for the Underlying Securities will be $2,357,055.33 for the Class A Units and $76,692.17 for the Class B Units.  As a result, Unitholders will receive $0.738472125 per Class A Unit (including accrued interest) and $ 35.003272 per Class B Unit.

Settlement of the liquidation will occur on or about December 22, 2008.  It is expected that final distribution on the Units will be made on December 24, 2008.

SIGNATURES*
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MS Structured SATURNS Series 2006-1
Date:	December 24, 2008	By: BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger with LASALLE BANK NATIONAL ASSOCIATION (Servicer)

/s/ Barbara L. Marik
Name: Barbara L. Marik
Title: Senior Vice President